SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                                 60 State Street
                           Boston, Massachusetts 02109


January 7, 1998


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Prospect Street High Income Portfolio Inc. (the "Fund") to be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 11, 1998 at 10:00 a.m. You will have an opportunity to hear a report on the Fund and to discuss other matters of interest to you as a stockholder.


         In addition to the election of directors and the ratification of the selection of the Fund's independent public accountants, the Board of Directors is seeking your approval of several other proposals as follows: an Amendment to the Fund's Articles of Amendment and Restatement authorizing the issuance of a new class of preferred stock that would be issuable from time to time by the Board of Directors in one or more series; an Amendment of the Fund's fundamental investment restriction relating to borrowing and the issuance of Senior Securities; a change of the Fund's investment policy restricting the purchase of illiquid securities from a fundamental restriction to a non-fundamental restriction; and a reverse stock split of the Fund's Common Stock.

         Enclosed is a Proxy Statement which outlines these changes in further detail including the Company's rationale in proposing these changes as well as a Proxy Card with which you can vote on each of the foregoing matters.



         We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card to assure that your shares are represented at the meeting.

Sincerely,




Richard E. Omohundro, Jr.
President

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                                 60 State Street
                           Boston, Massachusetts 02109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on March 11, 1998

         The Annual Meeting of Stockholders (the "Annual Meeting") of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), will be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 11, 1998 at 10:00 a.m., for the following purposes:

         To elect seven Directors of the Fund, two of which shall be elected by the holders of the Fund's Taxable Auction Rate Preferred Stock and the remainder of which shall be elected by the holders of the Fund's Common Stock and the Taxable Auction Rate Preferred Stock, voting together, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified;

         To approve an amendment to the Fund's Articles of Amendment and Restatement, as amended (the "Charter") authorizing the issuance of a new class of preferred stock that would be issuable from time to time by the Board of Directors in one or more series.

         To  approve  an   amendment  of  the  Fund's   fundamental   investment
restriction relating to borrowing and the issuance of senior securities.

         To  approve  a  proposal  to  change  the  Fund's   investment   policy
restricting the purchase of illiquid securities from a fundamental restriction to a non-fundamental restriction.

         To approve a reverse stock split of the Fund's Common Stock.

         To ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1998; and

         To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. The matters referred to above may be acted upon at the Annual Meeting or any adjournment thereof.

         The close of business on December 29, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DESIRE TO VOTE IN PERSON AT THE MEETING, YOU MAY REVOKE YOUR PROXY. HOLDERS OF THE
FUND'S COMMON STOCK SHOULD SIGN AND RETURN THE WHITE PROXY. HOLDERS OF THE FUND'S TAXABLE AUCTION RATE PREFERRED STOCK SHOULD SIGN AND RETURN THE BLUE PROXY.

                                                     By Order of the Directors

January 7, 1998                                      Karen J. Thelen
Boston, Massachusetts                                Secretary

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                                 60 State Street
                           Boston, Massachusetts 02109

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 11, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), for use at the Fund's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 11, 1998 at 10:00 a.m., and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated January 6, 1998. The Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

         This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy will be first sent to stockholders on or about January 7, 1998. The Board of Directors has fixed the close of business on December 29, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 44,182,824 shares of the Fund's Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding and 200 shares of the Fund's Taxable Auction Rate Preferred Stock, no par value per share, liquidation preference $100,000 per share (the "Preferred Stock" or "TARPS"), were issued and outstanding. Holders of Common Stock have one vote per share and holders of Preferred Stock have one vote per $1,000 of liquidation preference (i.e. 100 votes per share of Preferred Stock) on all matters submitted to stockholders of the relevant class or classes. To the Fund's knowledge, no person beneficially owned shares of the Fund representing more than five percent of the total voting power of all outstanding shares at December 29, 1997.

         If the accompanying form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the stockholder. Executed proxies that are unmarked will be voted (1) FOR the election of the applicable nominees named herein as Directors of the Fund, (2) FOR the approval of an amendment to the Fund's Articles of Amendment and Restatement, as amended (the "Charter") to authorize the issuance of a new class of preferred stock, (3) FOR the approval of an amendment of the Fund's fundamental investment restriction relating to borrowing and the issuance of senior securities, (4) FOR the approval of a proposal to change the Fund's investment policy restricting the purchase of illiquid securities from a fundamental restriction to a non-fundamental restriction, (5) FOR the approval of a reverse stock split of the Fund's Common Stock, (6) FOR the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1998, and (7) in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors does not know of any matter to be considered at the Annual Meeting other than the matters referred to above. A stockholder may revoke his or her proxy prior to its use by appearing at the Annual Meeting and voting in person, by giving written notice of such revocation to the Secretary of the Fund or by returning a subsequently dated proxy. Holders of Common Stock should sign and return the white proxy. Holders of Preferred Stock should sign and return the blue proxy.

         Shares of Common Stock and Preferred Stock representing a majority of the votes entitled to be cast shall constitute a quorum at the Annual Meeting. In the event a quorum is not present at the Annual Meeting or in the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received and such vote is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Annual Meeting in person or by proxy.


         Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" for purposes of Proposals one through six. Abstentions will, however, be counted as shares present at the Annual Meeting for purposes of a quorum. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as abstentions.

         For the election of Directors, the affirmative vote of a plurality of the applicable voting securities of the Fund present and voting at the Annual Meeting is necessary.

         For the approval of the proposals to (i) amend the Charter to permit the issuance of new preferred stock, (ii) amend the Fund's fundamental investment restriction relating to borrowing and the issuance of senior securities, and (iii) change the Fund's investment policy restricting the purchase of illiquid securities from a fundamental restriction to a non-fundamental restriction, a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of the Preferred Stock, voting as separate classes is required. Under the 1940 Act, a majority of the outstanding shares is defined for each class as the lesser of (i) 67% of the outstanding shares of such class represented at a meeting at which more than 50% of the outstanding shares of such class are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of such class; this 1940 Act definition will be applicable to proposals (ii) and (iii) above.

         For the approval of a reverse stock split of the Fund's Common Stock, a majority of the outstanding shares of Common Stock and Preferred Stock voting together is required.

         For the ratification of the selection of independent public accountants, the affirmative vote of the holders of a majority of the Common Stock and Preferred Stock present and voting together as a single class is necessary.

         In addition to solicitation of proxies by mail, officers of the Fund and officers and regular employees of Prospect Street Investment Management Co., Inc. (the "Manager"), affiliates of the Manager or other representatives of the Fund may also solicit proxies by telephone or telegraph or in person. The Fund is retaining a proxy solicitation firm to assist in the solicitation of proxies. The costs of retaining such a firm will be approximately $30,000, and will depend upon the amount and type of services rendered. The costs of proxy solicitation and expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by the Fund.

                             THE INVESTMENT ADVISER

         Prospect Street Investment Management Co., Inc., with its principal office at 60 State Street, Boston, Ma. 02109, has served as the investment adviser to the Fund since its inception in November 1988.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The stockholders of the Fund are being asked to elect the following seven nominees as Directors of the Fund, to serve as such until the next annual meeting of the Fund's stockholders and until their successors shall have been duly elected and qualified. All nominees named below are presently serving as Directors of the Fund. All shares represented by valid proxies will be voted in the election of Directors for the applicable nominees named below, unless authority to vote for a particular nominee is withheld. Each nominee has agreed to serve as a Director if elected. If any such nominee is not available for election at the time of the Annual Meeting, the persons named as proxies will vote for such substitute nominee as the Board of Directors may recommend.

         Under the terms of the Charter, the holders of the Fund's Preferred Stock are entitled as a class, to the exclusion of the holders of the Common Stock, to elect two Directors of the Fund. John S. Albanese and John A. Frabotta have been nominated for election by the holders of the Preferred Stock. The Charter further provides for the election of the other five nominees named below by the holders of the Common Stock and the Preferred Stock, voting together. Election of Directors is non-cumulative; accordingly, holders of a majority of the voting power represented by the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, or a majority of the outstanding Preferred Stock, voting separately as a class, may elect all of the Directors who are subject to election by such class, as the case may be.

         The nominees for election to the Board of Directors are as follows:

                                                                                                     Number of
                                                                                                     Shares of
                                                                                                     Common
                                                                                                     Stock Ben-
                                                                                                     eficially
                                                                                                     Owned at
                                                                                                     December
                                        Positions                            Director                29, 1997
                Name                    with Fund                 Age        Since                   (1) (2)
                ----                    ---------                 ---        -----                   -------
Preferred Stock Nominees
John S. Albanese                        Director                  46         November, 1989                -0-

John A. Frabotta*                       Vice President,           55         November, 1988             2,769 (3)
                                        Treasurer, and
                                        Director


Common Stock and
Preferred Stock Nominees
Richard E. Omohundro, Jr.*              President and             57         November, 1988             1,000 (3)
                                        Director

Harlan D. Platt                         Director                  47         November, 1988               -0- (4)

C. William Carey                        Director                  60         November, 1988            9,012

Christopher E. Roshier                  Director                  51         November, 1993               -0-

Joseph G. Cote*                         Director                  55         November, 1988
                                                                             through
                                                                             November, 1993
                                                                             March, 1996                -0- (3)

-----------------
         *These Directors are deemed to be "interested persons" of the Fund under the 1940 Act. Messrs. Omohundro and Cote are Co-Presidents of the Manager. Mr. Frabotta is a Vice President of the Manager.

(1) The amounts shown are based on information furnished by the nominee. Except as otherwise indicated, each person has sole voting and investment power with respect to the shares indicated. Fractional shares are rounded off to the nearest whole share.
(2) No Director is the beneficial owner of more than 1% of the Common Stock outstanding.
(3)  Does not include 80,756 shares of Common Stock owned by the Manager.
(4) Does not include 2,372 shares of Common Stock owned by Mr. Platt's wife, as to which Mr. Platt disclaims beneficial ownership.

         As of December 29, 1997, all of the officers and Directors of the Fund, including the Manager, as a group beneficially owned 93,537 shares of Common Stock, or less than 1% of the outstanding shares of Common Stock. No officer, Director or nominee for Director of the Fund owns shares of the Fund's Preferred Stock.

Preferred Stock Nominees

         John S. Albanese has been Senior Counsel to Washington Headquarters Services, a Department of Defense Agency located at the Pentagon since 1992. A Lieutenant Colonel in the United States Army Reserve, he served on active duty from 1977 until 1992 in various positions such as: Attorney-Adviser and Litigation Attorney in the Office of the Judge Advocate General; Legal Counsel to the U.S. Army Information Systems Selection and Acquisition Agency; and Legal Adviser to the Defense Attache for the American Embassy in Paris, France.

         John A. Frabotta has been Vice President of the Manager since June 1988, Co-Portfolio Manager of the Fund since October 1989 and Portfolio Manager since October 1990. Previously, Mr. Frabotta was a Vice President of Merrill Lynch Pierce Fenner & Smith ("Merrill Lynch") from 1979 through June 1988.

Common Stock and Preferred Stock Nominees

         Richard E. Omohundro, Jr. has been Co-President of the Manager since August 1995, has been President or Co-President of the Manager since July 1988 and has been President of the Fund since its inception. Previously he was a Managing Director of Merrill Lynch from 1983 to 1988 and Co-Manager of the Merrill Lynch High Yield Bond Group from 1978 through 1987. Mr. Omohundro is also Co-President and Chief Executive Officer of Prospect Street Senior Loan Management Co., Inc.

         Harlan D. Platt is a Professor of Finance and Insurance, and has been at Northeastern University, College of Business Administration, since 1981.

         C. William Carey is President of Carey Associates, Inc. and formerly Chairman and Chief Executive Officer of Town & Country Corporation from 1965 until December 1996.

         Christopher E. Roshier, a citizen of the United Kingdom, has been a Corporate Finance Director of European Capital Company Limited in London since 1990 and is a Director of a number of other public and private companies in the U.K.

         Joseph G. Cote has been Co-President of the Manager from February 1989 to November 1993, and has been Co-President of the Manager since August 1995. Between November 1993 and August 1995 Mr. Cote was a shareholder of the Manager. From 1978 to 1988 Mr. Cote was a Managing Director of Merrill Lynch and Co-Manager of the Merrill Lynch High Yield Bond Group. Mr. Cote is also Co-President of Prospect Street Senior Loan Management Co., Inc.

         During the fiscal year ended October 31, 1997, the Directors of the Fund met five times in person and one time by telephone. During such year each incumbent Director (either in person or by telephone) attended all of the meetings of the Board. The Board of Directors has one committee, the Audit Committee. The Audit Committee is responsible for conferring with the Fund's independent accountants, reviewing the scope and procedures of the year-end audit, reviewing annual financial statements and recommending the selection of the Fund's independent accountants. In addition, the Audit Committee may address questions arising with respect to the valuation of certain securities in the Fund's portfolio. The Audit Committee is comprised of Messrs. Carey, Albanese and Platt. The Audit Committee met once in fiscal 1997.

Remuneration of Directors and Executive Officers

         The executive officers of the Fund and those of its Directors who are "interested persons" of the Fund receive no direct remuneration from the Fund.

         Those Directors who are not interested persons are compensated at the rate of $10,000 annually, plus $2,000 per Directors' meeting attended in person or $1,000 per Directors' meeting attended by telephone, and are reimbursed for actual out-of-pocket expenses relating to attendance at such meetings. In addition, the members of the Fund's Audit Committee, which consists of certain of the Fund's non-interested Directors, receive $1,000 for each Audit Committee meeting attended, together with actual out-of-pocket expenses relating to attendance at such meetings. During the fiscal year ended October 31, 1997, Directors who were not interested persons of the Fund earned fees aggregating $85,000.

         The following table summarizes the compensation paid to the Directors and Officers of the Fund for the fiscal year ended October 31, 1997.




Name of                            Aggregate             Total
Director                           Compensation          Compensation
or Officer                         from Fund             from Fund
----------                         ---------             ---------

Richard E. Omohundro, Jr.          none                  none

Harlan D. Platt                    $22,000               $22,000

C. William Carey                   $22,000               $22,000
Christopher E. Roshier             $19,000               $19,000
John S. Albanese                   $22,000               $22,000
John A. Frabotta                   none                  none
Joseph G. Cote                     none                  none



Share Ownership and Certain Beneficial Owners

         As far as is known to the Fund, no person owned beneficially five percent or more of the outstanding shares of Common Stock of the Fund at December 29, 1997. The Depository Trust Company ("DTC") holds of record 90% of the outstanding shares of Common Stock. All of the outstanding shares of Preferred Stock (the "TARPS") of the Fund, which represent approximately less than 1% of the voting power of the Fund's outstanding shares (i.e. to the extent that the Common Stock and Preferred Stock are voted together), were owned of record by one institutional holder. As far as is known to the Fund, no person other than DTC owned of record or beneficially, shares of the Fund representing more than five percent of the voting power of the Fund's outstanding shares. The Manager of the Fund beneficially owns 80,756 shares of Common Stock.

Required Vote

         The election of each of the nominees for Director requires the affirmative vote of the holders of a plurality of the applicable voting securities of the Fund present and voting at the Annual Meeting.

         The Board of Directors recommends that stockholders vote FOR the election of the seven nominees to the Fund's Board of Directors.

         Pursuant to the Charter, holders of the Common Stock have voting rights of one vote per share and holders of the outstanding Preferred Stock (i.e., the TARPS) have voting rights of one vote per $1,000 of liquidation preference without regard to any liquidation preference attributable to accumulated and unpaid dividends (i.e., 100 votes per share of Preferred Stock); provided that all the votes represented by a single share of Preferred Stock must be voted together. Under the Articles of Incorporation and the 1940 Act, the holders of the Preferred Stock, as a separate class, are entitled to elect two Directors (at least one of whom is not an "interested person" as defined in the 1940 Act). The remaining five Directors (at least two of whom are not "interested persons" as defined in the 1940 Act) are elected by the holders of the Common Stock and the Preferred Stock, voting together. However, in general, upon the Fund's failure to pay dividends on the Preferred Stock in an amount equal to two full years of dividends, the holders of the Preferred Stock will have the right to elect the smallest number of additional Directors as would be necessary to assure that a majority of the Directors of the Fund have been elected by the holders of the Preferred Stock.

                                   PROPOSAL 2

                 APPROVAL OF AN AMENDMENT TO THE FUND'S CHARTER
                       TO AUTHORIZE THE ISSUANCE OF A NEW

                            CLASS OF PREFERRED STOCK

         The Fund's Board of Directors has considered and declared advisable, and directed the submission to the stockholders of the Fund an amendment (the "Amendment") to the Fund's Charter, authorizing the issuance of a new class of preferred stock that would be issuable from time to time by the Board of Directors in one or more series. The Fund's Board of Directors believes that the Amendment is in the best interest of the Fund and its stockholders and recommends that Fund stockholders approve the Amendment as more fully described below. Under Maryland law, an amendment to the Charter requires the affirmative vote of the holders of two-thirds of the total number of shares outstanding and entitled to vote thereto, unless otherwise provided in the Charter. Under the Charter, approval of the Amendment requires the approval of a majority of the shares of Common Stock outstanding and entitled to vote thereon and the separate approval of a majority of the shares of TARPS outstanding and entitled to vote thereon.

         The Amendment has been proposed in connection with the Board's consideration of the refinancing of the Fund's senior securities (the TARPs and the senior debt). It is presently contemplated that new senior securities will be issued as a result of the repayment of the Fund's existing senior indebtedness ($20 million aggregate principal amount) (the "Notes"), and the likely mandatory redemption of the outstanding TARPS ($20 million aggregate liquidation preference which will be redeemed in December 1998, unless extended prior to June 5, 1998). Adoption of the Amendment would permit the issuance of shares of a newly established preferred stock in one or more series to replace all or a portion of the outstanding senior securities of the Fund. The Board of Directors believes that providing the authority to issue preferred stock, possibly with more flexible terms than the terms of the existing TARPS, would be in the best interest of the Fund and its stockholders because such new preferred stock could, over the long term, result in a lower cost of leverage for the Fund while also providing flexibility to alter the Fund's capital structure in response to future changes in the capital markets. Stockholders should consider the risks associated with the Fund's leveraged capital structure. See "The Proposed Amendment and Certain Legal Requirements" and "Special Risks" below. Holders of Common Stock and TARPS would have no preemptive rights to purchase or otherwise acquire any preferred stock that might be issued.

         Approval of the Amendment and the related amendment to the Fund's fundamental investment restriction described in Proposal Three below are conditions to completion of any refinancing transaction of the type described herein. Also, if the Amendment and the related amendment in Proposal Three are approved, the Board of Directors would be authorized to determine when and whether to issue a new preferred stock. Although it is the Fund's present intention to pursue a refinancing transaction in which a new preferred stock is issued, the Fund will consider such a transaction in light of conditions in the financial markets and other relevant factors from time to time. Accordingly, there can be no assurance that the Fund will complete a refinancing transaction involving the issuance of new preferred stock. However, the Fund is seeking stockholder approval of the Amendment in order to provide it with the ability to effect such a transaction, and the ultimate issuance of new preferred stock, will, after stockholder approval, remain subject to the discretion of the Board of Directors, which reserves the right to leave the TARPS in place.

Current and Prior Leverage Arrangements

         At the time of its establishment in 1988, the Fund issued $50 million aggregate principal amount of Senior Extendible Notes (the "Senior Extendible Notes") and $30 million (aggregate liquidation preference) of TARPS, the dividend rate for which is set in monthly auctions. Subsequent deleveraging transactions resulted in repurchases of $45 million of the Senior Extendible Notes. In July 1993, the Fund repurchased one-third of the then outstanding TARPS and issued, in a private placement, $20 million aggregate principal amount of the Notes, which are payable December 1, 1998. (The Notes replaced the Senior Extendible Notes). The interest rate on the Notes was established at the fixed rate of 6.53% through November 20, 1998 and the dividend rates on the TARPS have ranged from a low of 3.385% in 1993 to a high of 6.6% in 1994. At December 31, 1997, $20 million aggregate principal amount of Notes and $20 million aggregate liquidation preference of TARPS remain outstanding.

         In November 1988, the Fund entered into a surety bond arrangement with respect to the TARPS. Under this arrangement, Financial Security Assurance Inc. ("FSA") guaranteed payment of dividends and any redemption payments with respect to the TARPS for a premium of .40% per annum of the aggregate liquidation preference of the TARPS. The surety bond will expire on December 5, 1998.

                  From the Fund's inception through February 1990, Drexel Burnham Lambert served as a broker-dealer in connection with auctions of the TARPS. Drexel Burnham Lambert ceased to perform this function at the time of its bankruptcy in February 1990. As a consequence, the TARPS auctions in early 1990 failed to attract sufficient clearing bids, resulting in the payment of dividends at the maximum applicable rate specified for the TARPS. Subsequently, in May 1990, the Fund engaged Bear, Stearns & Co. Inc. ("Bear Stearns") as exclusive broker-dealer with respect to the TARPS. Under this arrangement, Bear Stearns agreed to use reasonable commercial efforts to facilitate auctions of the TARPS. The aggregate charges to the Fund for the Bear Stearns arrangements have been $100,000 per year. The Fund's Manager is currently engaged in discussions with Bear Stearns with regard to the possible issuance of approximately $35 million of an auction term preferred stock (i.e., "New TARPS") which would replace the outstanding TARPS.

         Since the issuance of the TARPS in 1988, the use of auction rate preferred and similar preferred stocks by investment companies has become relatively widespread. Although the general structure of current auction rate preferred stocks is similar to that of the TARPS, the terms of some current preferred stocks offer issuers more flexibility than do the terms of the TARPS.

         The Board of Directors of the Fund has engaged in an ongoing review and analysis of the Fund's capital structure, as a result of this analysis, the Board of Directors has concluded that it would be in the best interests of the Fund and its shareholders for the Board of Directors to have the flexibility to replace and enlarge the TARPS with an issue in one or more series of auction term or other preferred stock and to ultimately supplement or refinance and/or possibly refinance and enlarge the existing Note facility. The Board believes that a capital structure which includes auction term or other preferred stock over the long term could result in a lower cost of leverage for the Fund while providing flexibility to meet changing market conditions. The Fund's Manager is considering the issuance of a new auction term preferred stock which would replace the TARPS (i.e., "New TARPS"). The Board has accordingly recommended the amendment to the Charter described below.

The Proposed Amendment and Certain Legal Requirements

         The Fund's Charter presently authorizes two classes of stock, Common Stock and TARPS. If the Amendment and the related amendment set forth in Proposal Three are approved by stockholders (and subject to the Board's determination to proceed with a preferred stock refinancing and therefore issue new preferred stock), the Fund's Charter would be amended to authorize the Fund to issue up to 1,000,000 shares of preferred stock, par value of $1.00 per share, issuable in one or more series. Thereafter, the Board of Directors would be able to authorize the issuance of such preferred stock from time to time without the approval of stockholders. The Amendment would authorize the Board of Directors to divide such preferred stock into one or more series and to determine the terms of each series, including but not limited to the redemption provisions and dividend rate. In the event preferred stock is issued pursuant to the Amendment, the TARPS would be redeemed simultaneously and would no longer be authorized stock of the Fund. A copy of the form of the Amendment is attached hereto as Exhibit A. The Board of Directors reserves the right to make minor changes to the form of Amendment set forth in Exhibit A prior to the Annual Meeting as it may deem necessary or appropriate to the extent not inconsistent with the description of the Amendment set forth in this Proposal.

         It is contemplated that any new preferred stock issued would include the ability to set adjustable dividend terms ranging from a period of days to a period of years for any series. The Fund believes that this would provide flexibility in adapting the Fund's leverage to changing market conditions over time. Requiring the stockholders to meet and approve each separate issuance of preferred stock would be time-consuming and costly and could, in some instances, prevent the Fund from taking advantage of market opportunities that would otherwise be available.

         The ability of the Board of Directors to authorize the issuance of preferred stock and to determine the terms of such stock is subject to certain requirements under the 1940 Act. Pursuant to the requirements of the 1940 Act, the Fund is authorized to issue preferred stock only to the extent that it has "asset coverage" of 200% immediately after such issuance. "Asset coverage" means the ratio that the value of the Fund's total assets, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of any outstanding preferred stock.

         The 1940 Act requires that preferred stock be voting stock having equal voting rights with other outstanding voting stock, except as otherwise required by law and except that holders of preferred stock have certain class voting rights under the 1940 Act, which are summarized in this paragraph. The holders of preferred stock, voting as a class, would have the right to elect two of the Fund's Directors. In addition, if at any time dividends on the preferred stock are unpaid in an amount equal to two full years' dividends thereon, the holders of all outstanding preferred stock, voting as a class, would be entitled to elect a majority of the Fund's Directors, until such arrearage has been cured. In addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred stock, voting as a class, would be required to (a) adopt any plan of reorganization that would adversely affect the preferred stock and (b) take any action requiring a vote of security holders pursuant to section 13(a) of the 1940 Act including, among other things, conversion from a closed-end investment company to an open-end investment company, changes in its investment objective or changes in its fundamental investment restrictions. The vote of the holders of the preferred stock, voting as a class, may also be required with respect to certain actions under Maryland corporate law. The Amendment would amend the current voting provisions set forth in Article VI of the Charter effective upon the elimination of the TARPS by removing all references to the TARPs and all special voting requirements that must be followed so long as the TARPs are outstanding. In addition, the Board of Directors may create additional voting rights for the preferred stock.

         The 1940 Act restricts the dividends the Fund may pay on its Common Stock so long as it has preferred stock outstanding. The Fund could not declare any dividend (other than a stock dividend) or other distribution with respect to its Common Stock unless at the time of such declaration all accrued dividends on the preferred stock have been paid and the 200% asset coverage test, described above, would be met after deducting such dividend or distribution.

Contemplated Offering

         Subject to stockholder approval of the Amendment and the proposed amendment to the Fund's fundamental investment restriction relating to the issuance of senior securities described below in Proposal Three, the Fund's Board is contemplating the issuance in 1998 of preferred stock and the concurrent redemption or defeasance of the TARPS. The Fund's Manager is currently engaged in discussions with Bear Stearns & Co., Inc. the broker-dealer for the TARPS, with regard to the possible issuance of approximately $35 million of an auction term preferred stock (i.e., New TARPS) which would replace the outstanding TARPS. Any offering of preferred stock would be subject to market conditions and to the continuing belief of the Board of Directors that leveraging the Fund's capital structure through the issuance of preferred stock is in the best interests of the Fund and its stockholders. There can be no assurance that preferred stock will be issued or, if issued, that the terms of such preferred stock will be as currently being considered and described below. If such offering of preferred stock is not undertaken or completed, the Fund would consider other available options, including keeping the TARPS outstanding, seeking to refinance or extend the term of and/or expand the size of $20 million Note facility and/or seeking other sources of senior debt financing. Further, there can be no assurance of any extension or refinancing of the Note facility beyond its December 1, 1998 maturity date. Accordingly, it is possible that the Fund could become deleveraged for a period of time and/or be required to pay dividends on the TARPS at a relatively high rate, and any such deleveraging or payment could adversely affect returns to holders of Common Stock and result in increased costs and potential losses to the Fund in connection with the liquidation of portfolio securities.

         The preferred stock alternative currently being considered by the Fund's Board is an auction term preferred stock (i.e., New TARPS) issuable in series which would enable the Board to designate the dividend period for shares of any series from time to time. The dividend period could vary from as short as several days to as long as several years. The dividend rate payable with respect to the shares would be determined pursuant to an auction and would vary based upon market conditions and the dividend period selected by the Fund for the relevant series. The dividends paid on the preferred stock would be considered, for tax purposes, distributions of net investment income and capital gain, if any, by the Fund.

         It is anticipated that the preferred stock may be subject to optional redemption by the Fund from time to time (subject to applicable notice and other requirements). To the extent the Fund opts for a relatively longer dividend period for any series, the Fund's right to redeem the preferred stock of such series at its option could be limited or eliminated. The Fund will be required to redeem the preferred stock under certain limited circumstances. Such redemption may cause the Fund to incur certain costs, including costs associated with the deleveraging of the Fund.

         The Board of Directors believes that under certain market conditions it may be beneficial for a portion of its senior capital structure to have a fixed rate of dividends or interest for a relatively long period and for a portion to have a variable rate of dividends or interest reflecting short-term rates. The Board believes that this structure provides some protection against changes in short-term rates, given the longer-term nature of most of the Funds portfolio securities. Accordingly, the Fund may seek to issue the preferred stock in more than one series, with one or more series having relatively short initial dividend periods and one or more other series having relatively long initial dividend periods, although all of such series may initially be issued with a relatively short dividend period. Alternatively, or in addition, the Fund may seek to enter into an interest rate hedging transaction, such as an interest rate swap, cap or other arrangement with respect to a portion of any auction term preferred stock that it may issue, although there can be no assurance as to whether or when such an arrangement will be deemed desirable, or be implemented. Under such an arrangement, the holders of all outstanding shares of auction term preferred stock would receive dividends at the rate determined in the auction for the relevant series. However, with respect to a portion of the outstanding auction term preferred stock, the hedging transaction would provide that the Fund would be reimbursed for any dividends the Fund paid in excess of a specified rate (in the case of a cap, for example) or would be required to reimburse the counter-party in the event dividends were below the specified rates (in the case of a swap, for example). The costs of any such arrangement and the payments made or received by the Fund thereunder would be borne by or inure to the benefit of the Fund's holders of Common Stock.

         The TARPS currently provide for a maximum dividend rate in the event sufficient clearing bids do not exist in an auction. It is anticipated that the maximum dividend rate applicable to the new preferred stock in the event sufficient clearing bids do not exist or under certain other circumstances could exceed that of the TARPS. Although this may result in the dividend payments on the preferred stock being greater than the dividends that would have been payable on the TARPS, the higher maximum dividend rate of the new preferred stock may result in increased participation in auctions for such stock, thereby reducing, in practice, the dividend rate payable for the new preferred stock.

         The Fund proposes to seek a rating for any new preferred stock from one or more nationally recognized rating agencies. In connection with such rating, such rating agencies will impose certain asset coverage and liquidity requirements, in addition to the asset coverage requirements under the 1940 Act described above. If the Fund fails to meet such requirements, the Fund would be required to liquidate portfolio securities in order to make payments to redeem shares of preferred stock. Such liquidation and redemption would cause the Fund to incur related transaction costs and could result in capital losses to the Fund. Such requirements could differ from those applicable to the Notes and TARPS under the Fund's existing arrangements.

         As in the case of the TARPS, holders of preferred stock would be entitled to receive dividends before holders of Common Stock and would be entitled to receive the liquidation value of their shares before any distributions are made to holders of Common Stock should the Fund ever be liquidated and dissolved.

         There can be no assurance that the offering of any preferred stock described herein will be undertaken, completed or completed on the terms described.

Special Risks

         Current Capital Structure. As noted above, the TARPS facility expires in December 1998 (unless extended prior to June 5, 1998). However, there can be no assurance that any new preferred stock will be issued or that the Fund will not be required to redeem the TARPS and retire the Note facility (which also matures in December 1998) prior to any issuance of new preferred stock or other senior securities, which would involve the liquidation of portfolio securities, related costs, possible realization of losses, and reduced investment returns to holders of Common Stock prior to releveraging.

         Leverage. Holders of Common Stock are already subject to the following special risks of leverage as a result of the Fund's existing leveraged structure. As long as the Fund is able to invest the net assets of the Fund attributable to the preferred stock offering in securities that provide a higher net return than the then current dividend rate of the preferred stock after taking into account the expenses of the preferred stock offering and the Fund's operating expenses, the effect of leverage will be to cause holders of Common Stock to realize a higher rate of return than if the Fund was not leveraged. However, if the dividend rates on the preferred stock were to approach the net return on the Fund's investment portfolio after expenses, the benefit of leverage to holders of Common Stock would be reduced, and if the dividend rates on the preferred stock were to exceed the net return on the Fund's portfolio, the Fund's leveraged capital structure would result in a lower ratio of return to the holders of Common Stock than if the Fund had an unleveraged capital structure. If the Fund's senior capital structure consists exclusively of preferred stock, the Fund will be permitted to leverage its capital structure to a greater extent than a fund with a senior capital structure consisting of debt (i.e. the Notes) and preferred stock, such as the Fund's existing capital structure (which may be continued).

         Leverage creates risks for holders of Common Stock, including the likelihood of changes of greater magnitude in the net asset value and potentially the market value of the Common Stock, and the risk that fluctuations in the dividend rates of the preferred stock may adversely affect the yield to holders of Common Stock. Holders of Common Stock will receive all net investment income and net realized capital gains, if any, of the Fund remaining after payment of dividends on any outstanding preferred stock. In this regard, it is anticipated that the new preferred stock could have a higher maximum dividend rate than the TARPS, as described above. Upon any liquidation of the Fund, the holders of the preferred stock will be entitled to receive liquidating distributions (expected to equal the original offering price per preferred share plus redemption premium, if any, together with any accrued and unpaid dividends thereon, whether or not earned or declared on a cumulative basis) before any distribution is made to holders of Common Stock.

         Portfolio Management. As indicated above, the Fund will be subject to certain asset coverage and other financial requirements that may be based, in part, on the overall quality of the portfolio. Accordingly, these requirements may impact the manner in which the Manager manages the Fund's portfolio. A leveraged capital structure also places greater reliance on the ability of the Fund's Investment Adviser to predict trends in interest rates than if the Fund's capital structure were not leveraged. If the Fund determines, or is otherwise required, to redeem any of the preferred stock, the Fund may be required to pay a redemption premium and may have to liquidate portfolio securities at an inopportune time. Further, redemption of the preferred stock and the related trading of the Fund's portfolio securities would result in increased transaction costs to the Fund and its holders of Common Stock. Because the holders of Common Stock bear such expenses through reduction in the net asset value of the Common Stock, any expenses and losses resulting from such management or the composition of the Fund's portfolio will have a proportionately greater impact on holders of Common Stock. Holders of Common Stock are already subject to the portfolio management risks described above.

         Certain Tax Considerations. Substantially all of the net income realized by the Fund is interest income, which when distributed to stockholders as dividends is treated as ordinary income. The Internal Revenue Service currently requires that a regulated investment company that has two or more classes of shares allocate to each such class proportionate amounts of each type of its income (such as ordinary income and net long-term capital gains) for each tax year. However, it is not clear how this requirement applies with respect to undistributed net long-term capital gains. The Fund currently has substantial capital loss carryovers available to offset future capital gains, if any, to the extent provided by regulations promulgated by the Internal Revenue Service. To the extent that capital loss carryovers are used to offset realized capital gains, it is unlikely that gains so offset will be distributed to stockholders. Upon utilization of the capital loss carryovers, the Fund intends to distribute all of its net long-term capital gains for any years during which it has preferred stock outstanding unless the Fund determines that it could retain such capital gains (or a part thereof) without adverse economic or tax consequences.

         During any period when the Fund's net investment income and undistributed net realized capital gains are insufficient to pay the dividends then due on any outstanding preferred stock, such inability to pay dividends on the preferred stock would adversely affect the net asset value of the Common Stock and would preclude the Fund from paying dividends on the Common Stock until such dividends on the preferred stock have been paid or provided for. As described above, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration and after deducting the amount of such dividend or distribution, the Fund is in compliance with the 200% asset coverage requirements of the 1940 Act or the more stringent dividend and distribution limitations on the Common Stock imposed in connection with the Fund obtaining an investment grade rating of the preferred stock. Such prohibition on the payment of dividends or distributions might impair the Fund's ability to maintain its qualification as a regulated investment company for federal income tax purposes or to avoid an excise tax (currently 4%) for the failure to distribute a specified percentage of net investment income and capital gains. If the Fund failed to qualify as a regulated investment company in any taxable year, it would be taxed as an ordinary corporation. The Fund would expect, however, to the extent possible to purchase or redeem preferred stock from time to time, if necessary, to maintain compliance with such asset coverage requirements. There can be no assurance that such purchases or redemptions could be effected so as to bring the Fund into compliance in time to enable the Fund to distribute its income so as to maintain its qualification as a regulated investment company.

         Other Considerations. The purpose of the Amendment is to make available a mechanism for increasing the flexibility of the Fund in managing its capital structure. However, issuances of preferred stock can be implemented, and have been implemented by some companies in recent years, with voting provisions intended to make acquisition of control of a company more difficult. Such issuance could limit stockholders' participation in certain types of transactions that might be proposed, whether or not such transactions were favored by a majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

         If approved by the stockholders, the preferred stock that would be authorized by the Amendment would be available for defensive use by the Fund. For instance, if the Fund were to convert to an open-end investment company (which would require a separate class vote of the preferred stock), any outstanding preferred stock would have to be redeemed prior to any such conversion. The Fund's Board of Directors is not currently aware of any efforts, pending or threatened, to acquire control of the Fund or to force a conversion to open-end status, merger, sale of assets, or liquidation or dissolution of the Fund, and the purpose in presenting the Amendment is not to have available a defensive mechanism.

         The discussion above describes an issuance of preferred stock that is currently being considered by the Fund's Board of Directors. The Amendment would give broader authority than the issuance of the series of preferred stock generally described above. Such broad authorization to issue preferred stock in one or more series will provide the flexibility to take advantage of market opportunities for which the issuance of preferred stock would be deemed desirable by the Fund. Requiring the stockholders to meet and approve each separate issuance of preferred stock would be time-consuming and costly, and could cause the Fund to miss opportunities that might arise from time to time. Accordingly, the Fund's Board of Directors recommends that stockholders approve the Amendment.

         The effectiveness of approval of Proposal Two is contingent upon approval of Proposal Three relating to the Fund's fundamental investment restriction with respect to senior securities. The Board of Directors would have full authority to determine when and whether to cause the Amendment to be utilized through the issuance of new preferred stock (assuming stockholder approval is obtained) based on the Manager's ongoing review of and advice to the Board regarding the financial markets and other relevant factors. In any event, the new preferred stock authorized by Proposal Two, if approved, would not be issued except in connection with the redemption or defeasance of the existing TARPS. Implementation of the Amendment through the issuance of new preferred stock will, after stockholder approval, remain subject to the discretion of the Board of Directors, which reserves the right to leave the TARPS in place. Approval of the Amendment requires the approval of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of TARPS, voting as separate classes. Should the Fund fail to obtain the required vote from the holders of the TARPS, the Fund reserves the right to redeem the TARPS and to the extent required by Maryland law or the 1940 Act, resubmit the Amendment to the holders of its Common Stock alone.

         The  Board  of  Directors,   including  those  Directors  who  are  not
interested persons of the Fund, unanimously recommends that you vote FOR Proposal Two.

                                   PROPOSAL 3

                           APPROVAL OF AN AMENDMENT OF
                  THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION
           RELATING TO BORROWING AND THE ISSUANCE OF SENIOR SECURITIES

         The Fund's fundamental investment restriction with respect to the issuance of senior securities presently contemplates only the issuance of TARPS for the purpose of providing preferred stock financing. Thus, in order for the Fund to be permitted to issue preferred stock as described in Proposal One, it is also necessary to amend the Fund's investment restriction relating to borrowing and the issuance of senior securities. In conjunction with the Board's consideration and approval of the Amendment, the Board of Directors has approved, subject to stockholder approval, an amendment of the Fund's investment restrictions that would allow the Fund to borrow money and issue senior securities, including preferred stock, to the full extent permitted by the 1940 Act. The Board of Directors believes that this change is in the best interests of the Fund and its stockholders, and recommends that the stockholders approve the change as more fully described below.

         The current investment restriction of the Fund relating to investments in senior securities provides as follows:

         "The Fund may not:

                  1. Borrow money  (through  reverse  repurchase  agreements  or otherwise) to the extent such borrowing would result in a violation of 1940 Act Asset Coverage as defined under "Description of Notes--Asset Maintenance" in the November 1988 and subsequent prospectuses of the Fund] or otherwise result in a violation of Section 18 of the 1940 Act, or issue any senior securities (as defined in the 1940 Act) other than Notes, TARPS or debt instruments related to borrowings described under "Investment Policies and Limitations--Certain Investment Strategies--Additional Leverage" in the November 1988 and subsequent prospectuses of the Fund to the extent such instruments are deemed to constitute senior securities; provided that for this purpose temporary borrowings in an amount not exceeding 5% of the Fund's total assets
         (not including the amount borrowed) shall not be deemed a senior security. Pursuant to Section 18 of the 1940 Act, not more than 331/3% of the Fund's capital structure may consist of borrowings representing indebtedness, such as the Notes, and not more than 50% of the Fund's capital structure may consist of borrowings represented by indebtedness, such as the Notes, and senior securities of a class which is stock, such as the TARPS."

         The  Board  of  Directors   recommends  that   fundamental   investment
restriction number 1 of the Fund be amended and restated in its entirety as follows:

         The Fund may not;

                  1. Borrow money (through reverse repurchase agreements or otherwise) or issue any senior securities (as defined in the 1940 Act) except as permitted by the 1940 Act.

Discussion

         The Fund's Board has recommended this change to stockholders to accommodate the possible issuance of preferred stock pursuant to the Amendment. The Board believes that this change will provide appropriate flexibility in adapting the Fund's capital structure to changing market conditions, consistent with the protections provided in the 1940 Act. Under the revised fundamental investment restriction, the Fund could issue senior securities representing indebtedness and/or preferred stock (see below) as the Board deemed appropriate from time to time. The revised restriction would permit the Fund to issue preferred stock, commercial paper, bonds, debentures or notes, in series or otherwise, with such interest rates, dividend rates, conversion rights and other terms and provisions, as are determined by the Board of Directors, consistent with the requirements of the 1940 Act.

         The 1940 Act generally imposes a 300% "asset coverage" test for "senior securities representing indebtedness" and a 200% "asset coverage" test for "senior securities representing stock." The 1940 Act generally restricts distributions to holders of common stock and preferred stock while any senior security representing indebtedness is outstanding and restricts distributions to the holders of common stock while any senior security representing stock is outstanding, unless such coverage requirements are satisfied. Furthermore, the 1940 Act generally limits registered closed-end investment companies, such as the Fund, from issuing more than one class of senior securities representing indebtedness and more than one class of senior securities representing stock, subject to various exceptions. Under the 1940 Act, temporary borrowings in an amount not exceeding 5% of the Fund's total assets (not including the amount borrowed) are not be deemed a senior security, consistent with the current restriction.

         As indicated in Proposal Two, the Fund is contemplating a refinancing of its senior capital structure through the issuance of one or more series of a new preferred stock. The Fund may also continue to issue senior securities representing indebtedness following refinancing or repayment of its existing Note facility, although it reserves the right not to do so. The Board of Directors believes that the current investment restriction relating to senior securities, which limits senior securities representing stock solely to the TARPS, now unduly limits the Fund's flexibility with respect to its capital structure. The Board accordingly believes that it is in the best interests of the Fund and its stockholders to provide the Fund with the flexibility to issue senior securities (including senior securities representing stock) from time to time in the future without the necessity of obtaining further stockholder approval, through the approval of the revised fundamental investment restriction. The proposed amendment to the Fund's fundamental investment restriction relating to borrowing and the issuance of senior securities, if approved by stockholders, will become effective concurrently with the effectiveness of the Amendment described in Proposal Two.

         See The Proposed Amendment and Certain Legal Requirements and "Proposal 2 -- Special Risks -- Leverage."

Conclusion

         The proposed amendment of the Fund's investment restriction number 1 requires the approval of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of TARPS, voting as separate classes. Under the 1940 Act, a majority of the outstanding shares is defined for each class as the lesser of (i) 67% of the outstanding shares of such class represented at a meeting at which more than 50% of the outstanding shares of such class are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of such class.

         The Board of Directors unanimously recommends that stockholders vote FOR the foregoing investment restriction amendment.


                                   PROPOSAL 4

                             APPROVAL OF A PROPOSAL
                     TO CHANGE THE FUND'S INVESTMENT POLICY
             RESTRICTING THE PURCHASE OF ILLIQUID SECURITIES FROM A
            FUNDAMENTAL RESTRICTION TO A NON-FUNDAMENTAL RESTRICTION

         The Fund currently is subject to a fundamental investment restriction which precludes it from investing more than 30% of its total assets in securities that are not readily marketable, "including those that are restricted as to disposition under the federal securities laws or otherwise." "Fundamental" investment restrictions are those which may be altered only by stockholder vote. The Board of Directors of the Fund has recommended that the Fund's stockholders approve the elimination of the fundamental nature of this investment restriction for the reasons set forth below.

         The current investment restriction of the Fund relating to investments in securities that are not readily marketable provides as follows:

         "The Fund may not:

                  . . . .
                  13. Invest more than 30% of the market value or other fair value of its total assets in securities that are not readily marketable, including those that are restricted as to disposition under the federal securities laws or otherwise. This restriction shall not apply to securities received as a result of a corporate reorganization or similar transaction affecting readily marketable securities already held in the portfolio of the Fund or to repurchase agreements that have a maturity of seven days or less; however, the Fund will attempt to dispose in an orderly fashion of any securities received under these circumstances to the extent that such securities, together with other securities that are not readily marketable, exceed 30% of the market or other fair value of the Fund's total assets."

         If this Proposal is approved by stockholders, investments in securities that are not readily marketable will no longer be restricted by a fundamental investment restriction. However, the Directors intend to replace this fundamental restriction with a non-fundamental restriction providing that the Fund will not invest more than 30% of its total assets in securities that are not readily marketable (determined as of the time of investment). Under the revised restriction, securities that may be restricted as to resale under federal securities laws or otherwise would not be subject to the 30% restriction to the extent such securities were determined by the Fund's investment adviser (acting under the supervision of the Board) to be readily marketable as of the time of purchase. Such securities could theoretically include, for example, certain securities eligible for resale under Rule 144A promulgated by the Securities and Exchange Commission (the "Commission"), in which event the Board or the Fund's Manager would continue to monitor the liquidity of a Rule 144A security. If adopted, the new non-fundamental restriction could be changed by vote of the Directors (i.e., in response to regulatory, market or other developments) without further approval by stockholders.

         Although the Fund intends to retain a 30% limit on investments in securities which are not readily marketable, adoption of this proposal will allow the Fund to respond more quickly to regulatory, market or other developments and to invest without limit in restricted securities, including those eligible for resale under Rule 144A, determined by the Manager to be readily marketable. The new policy would be effective concurrently with the effectiveness of the Amendment, and upon receipt of consent from FSA and the Fund's senior lender in the event the TARPS or the existing Senior Note are then outstanding.

Discussion

         In general, securities that are not readily marketable have included those enumerated in the fundamental investment restriction currently in effect for the Fund (e.g., securities that are restricted as to disposition under the federal securities laws or otherwise). Such restricted securities could include securities eligible for resale under Rule 144A, if such securities are determined by the Fund's Manager (acting pursuant to Board supervision) to be "not readily marketable" at the time of acquisition.

         The markets for certain types of securities, such as repurchase agreements, commercial paper, many types of municipal securities and some corporate bonds and notes, are almost exclusively institutional. These instruments are often restricted securities because the securities are either themselves exempt from registration or sold in transactions not requiring registration. Institutional investors will, therefore, often rely either on the issuer's ability to honor a demand for repayment in less than seven days or on an institutional market in which the unregistered security can be readily resold. The fact that there may be legal or contractual restrictions on resale to the general public, therefore, may not be dispositive with respect to the liquidity of such investments.

         The Commission has adopted Rule 144A, which is viewed as a step toward achieving a more liquid and efficient institutional resale market for restricted securities. In adopting Rule 144A, the Commission indicated that restricted securities traded under Rule 144A may be treated as liquid for purposes of applying the investment limitations of registered open end investment companies if the board of directors (or a fund's adviser acting subject to the board's supervision) determines that the securities are liquid. The Fund currently makes individual analyses (in accordance with certain SEC guidelines) with respect to Rule 144A securities to determine whether they are readily marketable (liquid) and will continue to do so, in any event, upon adoption of this Proposal. As these institutional markets continue to develop, the Fund could be constrained by its current investment restriction even though the institutional restricted securities markets would provide ascertainable values and liquidity for such restricted securities. The Board of Directors recommends that the current fundamental investment restriction be eliminated so that Rule 144A and certain other restricted securities that are deemed liquid may be purchased without regard to the 30% limit.

         Securities of foreign issuers acquired in a Rule 144A transaction may also be resold pursuant to new Regulation S promulgated by the Commission. Under Regulation S, U.S. holders of unregistered securities may resell them in an offshore transaction, such as through the facilities of designated, major foreign exchanges, under certain circumstances, provided that no directed selling effort is made in the United States and that the transaction has not, to the knowledge of the seller or the broker, been prearranged with a buyer in the United States. Accordingly, Rule 144A is providing new liquid markets for both domestic securities and foreign securities.

         At the direction of the Board of Directors, the Fund's Manager has implemented procedures to determine the liquidity of restricted securities held by the Fund, subject to the oversight of the Board. Because institutional trading in Rule 144A securities is relatively new, it is not possible to predict how institutional markets will further develop. If institutional trading in Rule 144A securities were to become limited in the future, the liquidity of the Fund's portfolio could be adversely affected. Specifically, it is possible that a restricted security deemed liquid at the time of investment (i.e. a Rule 144A security) could become illiquid over time because of market or other (regulatory) developments. This could result in the Fund holding more than 30% of its total assets in illiquid securities at certain times. Under such circumstances in the absence of stockholder approval of this Proposal (and by virtue of the current fundamental investment restriction), the Fund's holdings of illiquid (i.e. not readily marketable) securities would be reviewed and a determination would be made as to what steps, if any, should be taken. Under such circumstances the Fund could not make any additional investments in illiquid securities until illiquid assets in its portfolio comprise less than 30% of its total assets.

         The Fund is also subject to various investment limitations pursuant to certain over- collateralization guidelines required by rating agencies or financial guarantors in connection with the issuance of ratings with respect to the Fund's senior securities. Under these restrictions, the Fund's ability to invest in securities restricted as to resale may be limited or as a practical matter eliminated. Consequently, notwithstanding any adoption of the revised policy described herein, the Fund's holdings of restricted securities may not be significant.

Conclusion

         The Board of Directors has considered this Proposal and believes that changing the Fund's investment restriction on illiquid securities from fundamental to non-fundamental, and thereby rendering it subject to further modification by the Board of Directors (without further stockholder approval), is in the best interests of stockholders. The proposed amendment of such investment restriction requires the approval of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of TARPS, voting as separate classes. Under the 1940 Act, a majority of the outstanding shares is defined for each class as the lesser of (i) 67% of the outstanding shares of such class represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of such class.

         The Directors unanimously recommend that stockholders vote FOR the elimination of the fundamental nature of such investment restriction.


                                   PROPOSAL 5

          APPROVAL OF A REVERSE STOCK SPLIT OF THE FUND'S COMMON STOCK

         The Board of Directors believes it would be in the best interests of the Fund and its stockholders to effect a reverse stock split of three shares of the Fund's issued and outstanding Common Stock for one new share of Common Stock (the "Reverse Stock Split"). In this regard, the Board has unanimously approved, and recommends to the holders of the Common Stock that they approve, the Reverse Stock Split, as described hereinafter.

         The Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability and liquidity of the Common Stock due to the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to otherwise hold them in their own portfolios. The Reverse Stock Split would reduce the number of shares of Common Stock outstanding, which may increase the marketability and liquidity of the Common Stock. If the Reverse Stock Split is approved by the holders of the Common Stock at the Meeting, the Reverse Stock Split will be effected by the filing of an amendment to the Fund's Charter which contains the changes relating to the Reverse Stock Split, substantially as set forth in Exhibit A to this Proxy Statement.

         If this Proposal is approved, each three (3) shares of the Fund's Common Stock would be changed into one (1) share of Common Stock. The par value of the Common Stock shall be changed to $.03 per share (from $.01 per share). Cash in lieu of fractional shares will be paid to the stockholders upon the sale of such fractional interest.

         The discussion of the Reverse Stock Split set forth below is qualified in its entirety by reference solely to Article IV, Section (A)1. of Exhibit A, which is incorporated herein by reference.

Purpose of the Reverse Stock Split

         The principal purpose of the Reverse Stock Split is to increase the marketability and liquidity of the Fund's Common Stock. The Board of Directors believes that the Reverse Stock Split may improve the marketability and liquidity of the Common Stock because the anticipated increase in the per share price of the Common Stock should reduce the reluctance of many brokerage firms and institutional investors to recommend the Common Stock to their clients or to otherwise hold it in their own portfolios.

         The Board of Directors believes that some of the practices of the securities industry that may tend to discourage individual brokers within those firms from dealing in lower-priced stocks or lending funds (i.e. providing margin) to facilitate the purchase of such stocks have affected the per share price of the Common Stock. Some of those practices involve time-consuming procedures which make dealing in lower-priced stocks less appealing economically. Furthermore, the brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the actual brokerage commission on a higher-priced issue.

         The Board of Directors believes that a decrease in the number of issued and outstanding shares of Common Stock, in the absence of any material alteration in the proportionate economic interest in the Fund held by its individual stockholders, may increase the aggregate market value of the outstanding shares. However, the Board makes no assurance that the market value of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

         The Board of Directors believes that by decreasing the number of shares of Common Stock outstanding, the Reverse Stock Split should increase the trading price of the outstanding shares of Common Stock, may encourage greater interest in the Common Stock by the financial community and the investment public and may promote greater liquidity for its holders. As a closed end investment company, the Fund's Common Stock has historically traded at a market price which is close to the net asset value per share of Common Stock, either at a discount or at a premium to net asset value (NAV). Accordingly, the NAV per share of Common Stock will automatically increase by a multiple of three, as a result of the Reverse Stock Split, and it is highly likely that the market price of the Common Stock on the New York Stock Exchange will increase commensurately, albeit not exactly.

         It is possible that the liquidity of the Common Stock could be adversely affected by the reduction in the number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the Reverse Stock Split is expected to result in a market price for the shares that would be high enough to overcome the reluctance on the part of brokerage houses and investors to deal in the Fund's shares and to diminish the adverse impact of correspondingly high trading commissions in the market for such shares.

         There can be no assurance, however, that the foregoing objectives will be achieved or that the market price of the Common Stock resulting upon implementation of the proposed Reverse Stock Split will be maintained for any period of time or that such market price will approximate three times the market price before the proposed Reverse Stock Split.

Effect of the Reverse Stock Split

         If the Reverse Stock Split is approved by the holders of Common Stock at the Meeting, the amendment to Article IV, Section (A)1. of the Charter, substantially as set forth in Exhibit A hereto, would be filed with the Maryland State Department of Assessments and Taxation 10 days following stockholder approval, or as soon as practicable thereafter, and the Reverse Stock Split would become effective upon such filing (the "Reverse Split Date"). Without any further action on the part of the Fund or the holders of Common Stock, the shares of Common Stock held by stockholders of record as of the Reverse Split Date would be converted at 5:00 p.m. on the Reverse Split Date into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares divided by three. The number of authorized shares of Common Stock will remain at 100,000,000.

         No fractional shares would be issued in connection with the Reverse Stock Split, and no such fractional share interest or interests would entitle the stockholder thereof to vote or to exercise any rights of a stockholder of the Fund as to such fractions. In lieu of any fractional shares resulting from the Reverse Stock Split, a temporary certificate evidencing the aggregate of all fractional shares otherwise issuable will be issued as soon as practicable to the Fund's transfer agent (the "Exchange Agent"), or its nominee, as agent for the accounts of all holders of shares of Common Stock otherwise entitled to have a fraction or fractions of a share issued to them in connection with the Reverse Stock Split. Sales of such aggregated fractional interests will be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Common Stock on the New York Stock Exchange (NYSE) at the time of sale. Brokerage commissions upon such sales will be borne by the Fund. After the Reverse Split Date, the Exchange Agent will pay to each stockholder its pro rata share of the net proceeds derived from the sale of the aggregated fractional interests upon surrender of such stockholder's certificates as soon as practicable thereafter. The interest in the Fund of any stockholder with fewer than three shares of Common Stock prior to the Reverse Split Date would thus be terminated.

         Approval of the Reverse Stock Split would not affect any continuing stockholder's percentage economic interest in the Fund or proportional voting power, except for minimal differences resulting from the payment of cash in lieu of fractional shares. The shares of Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of Common Stock would not be affected materially by adoption of the Reverse Stock Split or its subsequent implementation. However, because the number of outstanding shares of Common Stock will be reduced by two-thirds and the Charter provides for holders of the Common Stock and the TARPS to generally vote together as a class, the votes of the holders of the TARPS will increase as a percentage of all voting shares of stock of the Fund.

         The par value of the Common Stock would be changed to $0.03 per share (from $.01 per share) upon the consummation of the Reverse Stock Split, and the number of shares of Common Stock outstanding would be reduced by two-thirds.

Exchange of Stock Certificates

         Upon completion of the Reverse Stock Split, as soon as practicable after the Reverse Split Date, the Fund will send a letter of transmittal to each stockholder of record on the Reverse Split Date for use in transmitting certificates representing shares of Common Stock

("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of new Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

         Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the return of all Old Certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which their shares of Common Stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding Old Certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender to the Exchange Agent as soon as practicable after the letter of transmittal is sent will be exchanged at the first time they are presented for transfer.

         All expenses in connection with the exchange of certificates will be borne by the Fund, and no service charge of any kind will be payable by holders of shares of Common Stock in completing the exchange.

Federal Income Tax Consequences

         The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to stockholders of the Fund. It should be noted that this summary is based upon the Federal income tax laws currently in effect and as currently interpreted. This summary does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. The summary is provided for general information only, and does not purport to address all aspects of the range of possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not account for or consider the Federal income tax consequences to stockholders of the Fund in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Fund in connection with the Reverse Stock Split. Accordingly, each stockholder is encouraged to consult its tax adviser regarding the specific tax consequences of the proposed Reverse Stock Split to such stockholder, including the application and effect of federal, state, local and foreign taxes, and any other tax laws.

         The Board of Directors believes that the Reverse Stock Split would be a tax-free recapitalization to the Fund and its stockholders. If the Reverse Stock Split qualifies as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), (i) no gain or loss will be recognized by a stockholder of Common Stock who exchanges its Common Stock for new Common Stock, except that a holder of Common Stock who receives cash proceeds from the sale of fractional shares of Common Stock will recognize a gain or loss equal to the difference, if any, between such proceeds and the basis of its Common Stock allocated to its fractional share interests, and such gain or loss, if any, will constitute capital gain or loss if its fractional share interests are held as capital assets at the time of their sale, (ii) the tax basis of the new Common Stock received by holders of Common Stock will be the same as the tax basis of the Common Stock exchanged therefor, less the tax basis allocated to fractional share interests and (iii) the holding period of the new Common Stock in the hands of holders of new Common Stock will include the holding period of their Common Stock exchanged therefor, provided that such Common Stock was held as a capital asset immediately prior to the exchange.

Conclusion

         The Board of Directors has considered this Proposal and believes that the Reverse Stock Split of the Fund's issued and outstanding shares of Common Stock is in the best interests of stockholders. The Reverse Stock Split requires the approval of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a class.

         The Directors unanimously recommend that the holders of Common Stock vote FOR the Reverse Stock Split.



                                   PROPOSAL 6

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Arthur Andersen LLP as independent public accountants for the Fund for the fiscal year ending October 31, 1998. In accordance with the 1940 Act, the employment of such accountants is conditioned upon the right of a majority of the outstanding voting securities as defined above to terminate such employment. Stockholders are being asked to ratify the selection of Arthur Andersen LLP to perform audit services for the Fund.

         Arthur Andersen LLP has acted as independent public accountants for the Fund since inception. The services provided by Arthur Andersen LLP consist of
(1) examination and audit of the Fund's semi-annual and annual financial statements, (2) assistance and consultation in connection with Securities and Exchange Commission filings and (3) review of tax matters on behalf of the Fund.

         A representative of Arthur Andersen LLP is expected to be represented at the Annual Meeting and will be available to respond to appropriate questions.

Required Vote

         Approval of the foregoing proposal requires the affirmative vote of the holders of a majority of the Common Stock and the Preferred Stock present and voting together as a single class.

         The Board of Directors, including those Directors who are not interested persons of the Fund, recommends a vote FOR ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1998.


                                  ANNUAL REPORT

         All stockholders of record as of December 29, 1997, have been furnished or are concurrently herewith being furnished with, a copy of the Fund's Annual Report for the fiscal year ended October 31, 1997, which contains certified financial statements of the Fund for the fiscal year ended October 31, 1997. The Fund will furnish, without charge, a copy of the Annual Report to a shareholder upon request.

                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Directors do not intend to present any other business at the Annual Meeting nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.


                              STOCKHOLDER PROPOSALS

         Any proposals of stockholders that are intended to be presented at the Fund's 1999 Annual Meeting of Stockholders must be received at the Fund's principal executive offices no later than August 31, 1998 and must comply with all other legal requirements in order to be included in the Fund's proxy statement and form of proxy for that meeting.

                                       By Order of the Board of Directors


                                       Richard E. Omohundro, Jr.
                                       President
Boston, Massachusetts
January 7, 1998

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                Annual Meeting of Stockholders - March 11, 1998 -
                 Proxy Solicited on Behalf of Board of Directors

         The undersigned holder of shares of Common Stock of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), hereby appoints Richard E. Omohundro, Jr. and John A. Frabotta, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Fund to be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 11, 1998 at 10:00 a.m., and at any and all adjournments thereof, and thereat to vote all shares of Common Stock of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

Please mark the boxes in blue or black ink.

1. GRANTING /_/ WITHHOLDING /_/ authority to vote for the election as Directors of all the nominees listed below:
Richard E. Omohundro, Jr., C. William Carey, Harlan D. Platt, Christopher E. Roshier and Joseph G. Cote

--------------------------------------------------------------------------------

(Instructions: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided above.)

2. With respect to the proposal to approve an amendment to the Fund's Articles of Amendment and Restatement, as amended authorizing the issuance of a new class of preferred stock.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

3. With respect to the proposal to amend the Fund's fundamental investment restriction relating to borrowing and the issuance of senior securities.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

4. With respect to the proposal to change the Fund's investment policy restricting the purchase of illiquid securities from a fundamental restriction to a non-fundamental restriction.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

5. With respect to the proposal to approve a reverse stock split of the Fund's Common Stock.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

6. With respect to the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1998.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

7. In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.
                                            Dated:____________________, 1998

                                            ________________________
                                            Signature


                                            ________________________
                                            Signature

                                                       Please  sign  exactly  as
                                                       name or names  appear  on
                                                       this proxy.

                                                       If stock is held jointly,
                                                       each holder  should sign.
                                                       If signing  as  attorney,
                                                       trustee,        executor,
                                                       administrator, custodian,
                                                       guardian   or   corporate
                                                       officer, please give full
                                                       title.



WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE FUND'S ARTICLES OF AMENDMENT AND RESTATEMENT, FOR THE AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION RELATING TO BORROWING AND THE ISSUANCE OF SENIOR SECURITIES, FOR THE CHANGE IN THE FUND'S INVESTMENT POLICY RESTRICTING THE PURCHASE OF ILLIQUID SECURITIES, FOR THE REVERSE STOCK SPLIT, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                Annual Meeting of Stockholders - March 11, 1998 -
                 Proxy Solicited on Behalf of Board of Directors

         The undersigned holder of shares of Taxable Auction Rate Preferred Stock of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), hereby appoints Richard E. Omohundro, Jr. and John A. Frabotta, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Fund to be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 11, 1998 at 10:00 a.m., and at any and all adjournments thereof, and thereat to vote all shares of Taxable Auction Rate Preferred Stock of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

Please mark the boxes in blue or black ink.

GRANTING /_/ WITHHOLDING /_/ authority to vote for the election as Directors of all the nominees listed below:
John S. Albanese and John A. Frabotta (Preferred Stock nominees) and Richard E. Omohundro, Jr., C. William Carey, Harlan D. Platt, Christopher E. Roshier and Joseph G. Cote (Common Stock and Preferred Stock nominees)


--------------------------------------------------------------------------------

(Instructions: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided above.)

2. With respect to the proposal to approve an amendment to the Fund's Articles of Amendment and Restatement, as amended authorizing the issuance of a new class of preferred stock.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

3. With respect to the proposal to amend the Fund's fundamental investment restriction relating to borrowing and the issuance of senior securities.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

4. With respect to the proposal to change the Fund's investment policy restricting the purchase of illiquid securities from a fundamental restriction to a Non-fundamental restriction.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

5. With respect to the proposal to approve a reverse stock split of the Fund's Common Stock.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

6. With respect to the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1998.

FOR  /_/         AGAINST  /_/         ABSTAIN  /_/

7. In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.
                                            Dated:____________________, 1998

                                            ________________________
                                            Signature


                                            ------------------------
                                            Signature


                                                       Please  sign  exactly  as
                                                       name or names  appear  on
                                                       this proxy.

                                                       If stock is held jointly,
                                                       each holder  should sign.
                                                       If signing  as  attorney,
                                                       trustee,        executor,
                                                       administrator, custodian,
                                                       guardian   or   corporate
                                                       officer, please give full
                                                       title.



WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE FUND'S ARTICLES OF AMENDMENT AND RESTATEMENT, FOR THE AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION RELATING TO BORROWING AND THE ISSUANCE OF SENIOR SECURITIES, FOR THE CHANGE IN THE FUND'S INVESTMENT POLICY RESTRICTING THE PURCHASE OF ILLIQUID SECURITIES, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                                                                       EXHIBIT A


                              ARTICLES OF AMENDMENT

                                     TO THE

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                             -----------------------


                  PROSPECT  STREET HIGH INCOME  PORTFOLIO  INC.,  a  corporation
organized   and  existing   under  the  laws  of  the  State  of  Maryland  (the
"Corporation"), hereby certifies as follows:

                  FIRST: That the following resolutions were duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to Articles of Amendment and Restatement (the "Charter") of the Corporation.

                  Article IV is amended by deleting in its entirety Article IV Section (A) and inserting in lieu thereof the following Sections (A) and (B):

                  (A)      CAPITAL STOCK

                  1.       Class and Amount Authorized

                  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred one million one thousand (101,001,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock, $.03 par value per share, one thousand (1000) shares shall be Taxable Auction Rate Preferred Stock, no par value per share, liquidation preference $100,000 per share (the "TARPS Stock") and one million (1,000,000) shares shall be Preferred Stock, $1.00 par value per share (the "Preferred Stock"). Each three (3) shares of the Corporation's Common Stock issued and outstanding on the effective date of this amendment shall be and hereby are changed without further action into one (1) fully paid and nonassessable shares of the Corporation's Common Stock, provided that no fractional shares shall be issued pursuant to such change.

                  2.       No Preemptive Rights

                  No holder of any shares of any class of stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any shares of any class of stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any shares of any class of stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                  (B)      PREFERRED STOCK

                  Preferred Stock may be issued in one or more series. The Board of Directors may authorize the issuance of the Preferred Stock in such series without stockholder approval and may fix from time to time before issuance the number of shares to be included in any series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption and other terms of all shares of such series. The authority of the Board of Directors with respect to each series includes, without limiting the foregoing, the authority to determine any or all of the following:

                           1. The number of shares of any series and the designation to distinguish shares of such series from shares of all other series;

                           2. The voting powers, if any, and whether such voting
                  powers are full or limited and whether other classes or series have the right to vote on specific matters as to which voting powers are granted to such series and whether voting is by class;

                           3. The redemption  provisions,  if any, applicable to
                  such series, including the time or times and the prices;

                           4. The dividends (which may be cumulative or non-cumulative) to be paid on such series, including the rate or rates (or the procedures by which the rate or rates are to be determined), the conditions and the times and whether payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                           5. The  rights of such  series  upon the  dissolution
                  (voluntary or involuntary) of, or upon any distribution of the assets of, the Corporation;

                           6. The  provisions,  if any,  pursuant  to which  the
                  shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or any other security of the Corporation and the price or prices of the rates of exchange, and any adjustments thereto;

                           7. The provisions, if any, of a sinking fund or purchase fund to be applied to the redemption or purchase of shares of such series;

                           8. The provisions, if any, relating to the conditions
                  and restrictions upon the creation of indebtedness of the Corporation, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of any outstanding stock of the Corporation; and

                           9. Any other  relative,  participating,  optional  or
                  other  special  rights  and  qualifications,   limitations  or
                  restrictions thereof;

         all as shall be determined by the Board of Directors and stated in said resolution or resolutions establishing or amending the characteristics of such class or series of preferred stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the classification of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

                  Preferred Stock of any series not issued or which has been redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

                  Article IV Section (B) is amended by deleting in its entirety the existing Section (B), renumbering the Section and all references thereto as Section (C) and substituting therefor the following:

                  (C)      COMMON STOCK

                  The   preferences,   rights,   voting  powers,   restrictions,
         limitations as to dividends, qualifications and terms and conditions of redemption with respect to the Common Stock are as follows:

                  1.       Ranking.

                  The Common Stock shall rank junior to the Preferred Stock and the TARPS Stock with respect to payment of all dividends (other than dividends in Common Stock) and distributions on liquidation or dissolution and shall have such other qualifications, limitations and restrictions as provided in this Charter.

                  2.       Dividends.

                  After all accumulated and unpaid dividends upon all outstanding shares of the Preferred Stock and TARPS Stock for all past Dividend Periods (as defined below) have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities (as defined below) have been set apart for their payment), then and not otherwise, and subject to any other applicable provisions of the Charter, to the extent there are funds legally available therefor, dividends or other distributions may be declared upon and paid to the holders of shares of the Common Stock, to the exclusion of the holders of shares of the Preferred Stock and TARPS Stock.

                  3.       Liquidation Rights.

                  In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of the Preferred Stock and the TARPS Stock as provided for in this Charter, the holders of shares of the Common Stock shall be entitled, to the exclusion of the holders of shares of the Preferred Stock and TARPS Stock, to share ratably in all remaining assets of the Corporation.

                  4.       Voting Rights.

                  Each holder of Common Stock shall be entitled to one vote for each such whole share (and a proportionate vote for each such fractional share) on each matter on which the holders of shares of the Common Stock shall be entitled to vote. Except as otherwise provided in this Charter, the holders of shares of the Common Stock and the holders of shares of Preferred Stock and TARPS Stock shall vote as a single class on all matters submitted to the stockholders.

                  5.       Redemption.

                  The Corporation may redeem or repurchase shares of Common Stock to the extent now or hereafter permitted by the laws of the State of Maryland, the Investment Company Act of 1940 (the "1940 Act") and by the Charter.

                  Article IV Section (C) is hereby amended by renumbering such Section and all references thereto as Section (D) and by changing each reference to "Preferred Stock" therein to "TARPS Stock." Article V and
         Article VI are likewise amended by changing each reference to "Preferred Stock" therein to "TARPS Stock."

                  Article IV is amended by adding new Sections (E) and (F) as follows:

                  (E)      CONFLICT BETWEEN TERMS OF TARPS STOCK AND
                           PREFERRED STOCK

                  Notwithstanding any other provision of this Charter which, absent this Section (E), would limit the right of the Corporation or the Board of Directors to create, classify or issue the Preferred Stock or to grant rights, powers and preferences of any nature which might be equal in any respect to the TARPS Stock, the Board of Directors as specified in Section (A) and Section (B) may classify such stock and grant any rights or preferences equal to the TARPS Stock, to the extent permitted by the 1940 Act, as amended from time to time.

                  The creation, classification and issuance of Preferred Stock at a time when the TARPS Stock is outstanding shall not be deemed to be a default under subsection (D)(5)(b) or to cause the holders of the TARPS Stock to have a right to elect a majority of the Board of Directors under subsection
         (D)(6)(b) if, upon issuance, the net proceeds from the sale of such Preferred Stock (or such portion thereof needed to redeem the TARPS Stock) are deposited with the Paying Agent in accordance with Article IV Section (D)(5)(c)(vii), notice of Optional Redemption pursuant to subsection (D)(5)(a) has been delivered prior thereto or is sent promptly thereafter and such proceeds are used to redeem the TARPS Stock. The redemption price of all TARPS Stock redeemed with such proceeds shall be the price set forth in subsection (D)(5)(a).

                  Any classification of the Preferred Stock may provide for rights, powers, privileges and preferences inconsistent with the terms of the TARPs Stock even if such rights, powers, preferences or privileges are subordinated to the rights of the TARPS Stock so long as any of the TARPS Stock is deemed outstanding.

                  (F)      ELIMINATION OF TARPS STOCK

                  At such time as all outstanding  TARPS Stock has been redeemed or Deposit Securities constituting immediately available funds sufficient to redeem all of the TARPS Stock have been deposited with the Paying Agent as required by Article IV Section (D)(5)(c)(vii), the Board of Directors may adopt a resolution declaring that the Corporation shall no longer be authorized to issue the TARPS Stock. Upon adoption of such resolution, subsection (D), (E) and (F) of
         Article IV and all other references to the TARPS Stock shall automatically be deleted from the Charter and the Board of Directors is hereby authorized to restate the Charter deleting all of such provisions. Any former holders of TARPS Stock who have not then submitted their TARPS Stock for redemption shall have only the right to receive payment for their stock deposited with the Paying Agent in accordance with the terms formerly set forth in Section (D) (without interest).

         At such time as the TARPS Stock is eliminated, the following additional amendments shall automatically take effect:

                  1. Article V Section (A) of the Fund's Charter of the Corporation as heretofore amended shall be amended by deleting the same and substituting in lieu thereof the following:

                  (A) All corporate power and authority of the Corporation (except as otherwise provided by statute, by this Charter, or by the Corporation's By-Laws) shall be vested in and exercised by the Board of Directors. Except as may be required by other provisions of this Charter, the number of Directors constituting the Board of Directors shall be not less than three (3), nor more than fifteen (15) with the exact number to be fixed pursuant to the By-Laws, provided that the numbers of Directors shall at no time be less than the minimum number required under the Maryland General Corporation law or, as long as any shares of the Preferred Stock are outstanding, the 1940 Act, as amended from time to time.

                  2. Article VI Sections (A) and (B) of the Charter of the Corporation as hereinbefore amended shall be amended by deleting the same and substituting in lieu thereof only the following Section (A) and renumbering Section
         (C) and all references thereto as Section (B):

                  (A) The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in this Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in this Charter, of any outstanding stock. Any amendment to this Charter shall be adopted at either a regular or special meeting of the stockholders pursuant to the affirmative vote of a majority of all the outstanding shares of the Corporation's capital stock, which shall vote as a single class, except as otherwise provided in this Charter. The Common Stock and the Preferred Stock shall vote as separate classes to the extent otherwise required under Maryland law or the 1940 Act, as amended from time to time.

                  SECOND: That the Amendment to the Charter of the Corporation effected by this Certificate was duly advised by the Board of Directors of the Corporation and approved by at least a majority of the outstanding stockholders as required by law in accordance with the provisions of the General Corporation Law of the State of Maryland.

                  THIRD: (a) The total number of shares of all classes of stock of the corporation heretofore authorized, and the number and par value of the shares of each class were as follows:

                  Total  authorized  stock--one  hundred  million,  one thousand
                  (100,001,000)   shares,  having  an  aggregate  par  value  of
                  $1,000,000, divided into the following classes:

                           1. one hundred million (100,000,000) shares of common stock, $.01 par value per share;

                           2.       one  thousand   (1,000)  shares  of  taxable
                                    auction rate preferred stock, no par value per share.

                  (b) The total number of shares of all classes of stock of the Corporation as increased by these Articles of Amendment, and the number and par value of the shares of each class, are as follows:

                  The total number of shares of stock which the Corporation shall have authority to issue is one hundred one million one thousand (101,001,000) shares, having an aggregate par value of two million dollars ($2,000,000), divided into the following shares:

                           1. one hundred million (100,000,000) shares of common stock, $.01 par value per share;

                           2.       one  thousand   (1,000)  shares  of  taxable
                                    auction rate preferred stock, no par value per share; and

                           3. one million (1,000,000) shares of preferred stock, $1.00 par value per share.

                  (c) The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was $1,000,000. The aggregate par value of all shares of all classes of stock as increased by this amendment is $2,000,000. This amendment has the effect of increasing the aggregate par value of all shares of all classes of stock of the Corporation by $1,000,000.

                  (d) The shares have been divided into classes as indicated above. A description of each class is reflected in Article IV of the Corporation's Articles of Amendment and Restatement as previously amended and as amended by these Articles of Amendment.

                  IN WITNESS WHEREOF, Prospect Street High Income Portfolio Inc. has caused this Certificate of Amendment to be signed by _____________, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate of Amendment is his act and deed, and attested by ___________, its Secretary, this ____ day of _______, 1998.

                                PROSPECT STREET HIGH INCOME PORTFOLIO INC.


                                By:/s/
                                   --------------------------------------------
                                   Name:   Richard E. Omohundro, Jr.
                                   Title:  President
Attest:



Name:   Karen J. Thelen
Title:  Secretary